                                                                    Exhibit 10.4



                      -----------------------------------

                              Dated: January 1, 2000

                      -----------------------------------


                             EMPLOYMENT AGREEMENT

                              - by and between -

                         HOLLYWOOD CASINO CORPORATION

                                   -  and -

                              EDWARD T. PRATT III


                      -----------------------------------

                      -----------------------------------


                                TABLE OF CONTENTS


                      -----------------------------------


                                                                      Page
                                                                      ----

     RECITALS.......................................................... 1

     1.  DEFINITIONS................................................... 2

     2.  PRIOR EMPLOYMENT.............................................. 3

     3.  BASIC EMPLOYMENT AGREEMENT.................................... 4

     4.  DUTIES OF EMPLOYEE............................................ 4

     5.  ACCEPTANCE OF EMPLOYMENT...................................... 5

     6.  TERM.......................................................... 5

     7.  SPECIAL TERMINATION PROVISIONS................................ 5

     8.  COMPENSATION TO EMPLOYEE...................................... 6
         (a)     Base Salary........................................... 6
         (b)     Base Salary Adjustment................................ 7
         (c)     Incentive Bonus....................................... 7
         (d)     Employee Benefit Plans................................ 7
         (e)     Expense Reimbursement................................. 8
         (f)     Licensing Expenses.................................... 8
         (g)     Vacations and Holidays................................ 8

     9.  LICENSING REQUIREMENTS........................................ 8

     10. CONFIDENTIALITY...............................................10

     11. RESTRICTIVE COVENANT..........................................11

     11. BEST EVIDENCE.................................................11

     12. SUCCESSION....................................................11

     13. ASSIGNMENT....................................................12

     14. AMENDMENT OR MODIFICATION.....................................12

     15. GOVERNING LAW.................................................12

     16. NOTICES.......................................................12

     17. INTERPRETATION................................................13

     18. SEVERABILITY..................................................13

     19. DISPUTE RESOLUTION............................................13

     20. WAIVER........................................................13

     21. PAROL.........................................................14

     EXECUTION PAGE....................................................15

                      -----------------------------------

                               EMPLOYMENT AGREEMENT

                      -----------------------------------


         THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of the 1st day of January, 2000, by and between HOLLYWOOD CASINO CORPORATION, a Delaware corporation ("Employer"), and EDWARD T. PRATT III("Employee").

                                W I T N E S S E T H:
                                -------------------


         WHEREAS, Employer is a corporation, duly organized and existing under the laws of the State of Delaware, which develops and/or operates riverboat and dockside casinos and related support facilities in emerging and established gaming jurisdictions and which has a need for qualified, experienced personnel;

         WHEREAS, Employee is an adult individual currently residing at 3307 Beverly Drive, Dallas, Texas 75205;

         WHEREAS, Employee has represented and warranted to Employer that Employee possesses sufficient qualifications and expertise in order to fulfill the terms of the employment stated in this Agreement; and

         WHEREAS, Employer is willing to employ Employee, and Employee is desirous of accepting employment from Employer, under the terms and pursuant to the conditions set forth herein.

         NOW, THEREFORE, for and in consideration of the foregoing recitals, and in consideration of the mutual covenants, agreements, understandings, undertakings, representations, warranties and promises hereinafter set forth, and intending to be legally bound thereby, Employer and Employee do hereby covenant and agree as follows:

         1. DEFINITIONS.  As used in this Agreement, the words and terms
            -----------
hereinafter defined have the respective meanings ascribed to them herein, unless a different meaning clearly appears from the context:

           (a)  "Cause" - means
                 -----

           (i) the conviction of Employee of a felony by a court of competent jurisdiction; (ii) the indictment of Employee by a state or federal grand jury of competent jurisdiction for embezzlement or misappropriation of Employer's funds or for any act of dishonesty or lack of fidelity towards Employer; (iii) a decree of a court of competent jurisdiction that Employee is not mentally competent or is unable to handle his own affairs; (iv) the written confession by Employee of any act of dishonesty towards Employer or any embezzlement or misappropriation of Employer's funds; (v) the payment (or, by the operation solely of the effect of a deductible, the failure of payment) by a surety or insurer of a claim under a fidelity bond issued to the benefit of Employer reimbursing Employer for a loss due to the wrongful act or wrongful omission to act of Employee (the occurrence of which shall cause Employee to be indebted to Employer for the greater of either (A) the loss incurred by Employer or (B) the sums paid by Employer to Employee pursuant to this Agreement); (vi) Employee's breach of the restrictive covenant set forth in Paragraph 11 of this Agreement, or (vii) Employee's failure to maintain in force and in good standing any and all licenses, permits and/or approvals required of Employee by the relevant governmental authorities for the discharge of the obligations of Employee under this Agreement, provided that should Employee's required licenses, permits and/or approvals be suspended pending a final license, permit or approval revocation determination, this Agreement shall not terminate but any compensation which would otherwise be paid by Employer to Employee under Paragraph 8 of this Agreement shall be suspended and accrued pending the final resolution of such final license, permit and/or approval revocation determination, and, in the event such final resolution of such final license, permit and/or approval revocation determination does not revoke Employee's licenses, permits and/or approvals, any compensation which has been so suspended and accrued shall be paid by Employer to Employee, provided, however, that Employee's disability due to illness or accident or any other mental or physical incapacity shall not constitute "Cause" as defined herein.

          (b) "Complete Disability" - means the inability of Employee, due to
               -------------------
          illness or accident or other mental or physical incapacity, to perform his obligations under this Agreement for a period of three hundred sixty (360) calendar days in the aggregate over a period of five hundred (500) consecutive calendar days, such "Complete Disability" to become effective upon the expiration of such three hundred sixtieth (360th) day.

           (c) "Confidential Information" - means any information in any form,
                ------------------------
           regardless of the medium or media by which such information is recorded or communicated, that is in the possession of Employer being neither in the public domain nor routinely available to third parties, and if directly or indirectly disclosed to Employer's competitors (i) would assist such competitors in competing against Employer, (ii) would diminish or eliminate any competitive advantage now enjoyed by Employer,(iii) would cause financial injury or loss to Employer, or (iv) would reveal proprietary information or trade secrets of Employer.

            (d) "Effective Date" - means January 1, 2000.
                 --------------

            (e) "Employee" - means Edward T. Pratt III.
                 --------

            (f) "Employer" - means Hollywood Casino Corporation, a Delaware
                 --------
            corporation.

            (g) "Employer's Affiliates" - means any parent, subsidiary,
                 ---------------------
            affiliate or other legal entity of Employer.

            (h) "Prior Employment" - means any prior employment Employee has had
                 ----------------
            with either Employer or Employer's Affiliates.

         2. PRIOR EMPLOYMENT.  This Agreement supersedes and replaces any and
            ----------------
all prior employment agreements, whether written or oral, by and between Employee, on the one side, and Employer or Employer's Affiliates, on the other side, including, without limitation, that certain Employment Agreement dated as of May 1, 1996, between Employer and Employee. From and after the Effective Date, Employee shall be the employee of Employer under the terms and pursuant to the conditions set forth in this Agreement.

         3. BASIC EMPLOYMENT AGREEMENT.  Subject to the terms and pursuant to
            --------------------------
the conditions hereinafter set forth, Employer hereby employs Employee during the Term hereinafter specified to serve in a managerial or executive capacity, under a title and with such duties not inconsistent with those set forth in Paragraph 4 of this Agreement, as the same may be modified and/or assigned to Employee by Employer from time to time. Notwithstanding the foregoing, Employer and Employee hereby covenant and agree that, in the absence of mutual consent of both Employer and Employee, Employee shall not be assigned duties by Employer which would require that Employee maintain his principal place of residence or primary place of employment outside of the greater metropolitan area of Dallas, Texas.

         4. DUTIES OF EMPLOYEE.   Employee shall perform such duties assigned to
            ------------------
Employee by Employer as are generally associated with the duties of President and Chief Operating Officer of Employer, or such similar duties as may be assigned to Employee by the Chairman of the Board of Directors of Employer, including but not limited to (i) the efficient and continuous operation of Employer and Employer's Affiliates; (ii) the preparation of relevant budgets and allocation of relevant funds; (iii) the selection and delegation of duties and responsibilities of subordinates; (iv) the direction, review and oversight of all operations and programs under Employee's supervision; and (v) such other and further duties specifically related to such duties as assigned by Employer to Employee. In the performance of his duties hereunder, Employee shall report directly to the Chairman of the Board/Chief Executive Officer and the Board of Directors of Employer. Notwithstanding the foregoing, Employee shall devote such time to Employer's Affiliates as required by Employer, provided such duties are not inconsistent with Employee's primary duties to Employer hereunder.

         5. ACCEPTANCE OF EMPLOYMENT.  Employee hereby unconditionally accepts
            ------------------------
the employment set forth hereunder, under the terms and pursuant to the conditions set forth in this Agreement. Employee hereby covenants and agrees that, during the Term of this Agreement, Employee will devote the whole of his normal and customary working time and best efforts solely to the performance of Employee's duties under this Agreement.

         6. TERM.  The term of this Agreement shall commence on January 1, 2000
            ----
and expire on 12:00 p.m. on December 31, 2003 (the "Term"), unless sooner terminated as provided herein.

         7. SPECIAL TERMINATION PROVISIONS.  Notwithstanding the provisions of
            ------------------------------
Paragraph 6 above, this Agreement and all parties' rights and obligations hereunder shall terminate upon the occurrence of any of the following events:

          (a) the death of Employee; provided, however, that any and all
                                     --------  -------
          employee benefits due and owing to Employee shall be paid to the spouse of Employee in the event of such death;

          (b) the giving of written notice from Employer to Employee of the termination of this Agreement upon the Complete Disability of Employee; provided, however, that a termination pursuant to this Paragraph 7(b) shall not affect Employee's vesting or continued rights in any stock option plan set forth in Paragraph 8(c) of this Agreement;

          (c) the giving of written notice by Employer to Employee of the termination of this Agreement upon the discharge of Employee for Cause;

          (d) the giving of written notice by Employer to Employee of the termination of this Agreement without Cause; provided, however, that,
                                                       --------  -------
          if Employer gives Employee written notice of termination of this Agreement without Cause, such notice must be accompanied by Employer's written tender to Employee of Employer's commitment to continue to pay to Employee the compensation set forth in Paragraph 8(a) of this Agreement; and/or

           (e) a Change of Control (as defined in that certain Indenture dated as of May 19, 1999, among Employer, HWCC-Tunica, Inc., HWCC-Shreveport, Inc. and State Street Bank and Trust Company, as Trustee); provided, however, that, in the event of such Change of
                     --------  -------
           Control, Employer shall be obligated to pay to Employee an amount (the "Severance Amount") equal to the aggregate compensation which would have been paid by Employer to Employee under Paragraph 8(a) of this Agreement during the period (the "Severance Period") from the date of termination to the later to occur of the expiration date of this Agreement or thirty-six (36) months from the date of termination assuming that such termination had not occurred. Employee shall have the right, exercisable by written notice to Employer, to elect to have the Severance Amount paid by Employer to Employee in (i) a lump sum payment not later than the date of occurrence of the Change of Control or (ii) equal monthly installments during the Severance Period.

        8. COMPENSATION TO EMPLOYEE.  For and in complete consideration for
           ------------------------
Employee's full and faithful performance of his duties under this Agreement, Employer hereby covenants and agrees to pay to Employee, and Employee hereby covenants and agrees to accept from Employer, the following items of compensation:

          (a) Base Salary.  Employer hereby covenants and agrees to pay to
              -----------
Employee, and Employee hereby covenants and agrees to accept from Employer, an annual base salary of Four Hundred Sixty-Eight Thousand and No/100 Dollars ($468,000.00), effective January 1, 2000, payable in such equal regular installments as is Employer's custom and usage. Such base salary shall be exclusive of and in addition to any other benefits which Employer, in its sole discretion, may make available to Employee, including, but not limited to, any pension plans, bonus plans, retirement plans, company life insurance plan, medical and/or hospitalization plans, or any and all other benefit plans which may from time to time be in available to executive officers of Employer generally during the Term of this Agreement.

          (b) Base Salary Adjustment.  The base salary prescribed in Paragraph
              ----------------------
8(a) above may be adjusted at such time and in such manner as the Compensation Committee of the Board of Directors of Employer may determine in accordance with the executive compensation policy of Employer then in effect; provided, however,
                                                              --------  -------
that such base salary shall never be less than $468,000 per annum.

          (c) Incentive Bonus.  Employee shall be eligible to receive one or
              ---------------
more incentive compensation bonuses based upon such performance and other criteria as Employer shall determine in its sole discretion. After the Effective Date of this Agreement, Employer will implement an incentive bonus program in which Employee will participate and which will be used to determine Employee's incentive bonus. The incentive bonus shall be payable by Employer to Employee no later than the first day of March of the year following the calendar year for which the incentive bonus is accrued (or in accordance with the terms of any applicable incentive bonus program), and, where applicable, shall be prorated based upon the number of days Employee was employed by Employer during such calendar year. Any incentive bonus shall be in addition to Employee's participation in any and all profit sharing plans, bonus participation plans, stock options or other incentive compensation to which Employee is entitled to participate or receive.

          (d) Employee Benefit Plans.  Employer hereby covenants and agrees that
              ----------------------
it shall include Employee, if otherwise eligible, in any pension plans, retirement plans, company life insurance plans, medical and/or hospitalization plans, and/or any and all other benefit plans which may be placed in effect by Employer during the Term of this Agreement.

         (e) Expense Reimbursement.  During the Term of this Agreement, Employer
             ---------------------
shall either pay directly or reimburse Employee for Employee's reasonable expenses incurred for the benefit of Employer in accordance with Employer's general policy regarding reimbursement, as the same may be amended, modified or changed from time to time. Such reimbursable expenses shall include, but are not limited to, reasonable entertainment and promotional expenses, gift and travel expenses, dues and expenses of membership in clubs, professional societies and fraternal organizations, and the like. Prior to reimbursement, Employee shall provide Employer with sufficient detailed invoices of such expenses in accordance with the then applicable guidelines of the Internal Revenue Service so as to permit Employer to claim a deduction of such expenses.

          (f) Licensing Expenses.  Employer hereby covenants and agrees that
              ------------------
Employer shall pay all licensing fees and expenses incurred by Employee in securing and maintaining such licenses and permits required of Employee in order to perform his duties under this Agreement.

          (g) Vacations and Holidays.  Commencing as of the Effective Date of
              ----------------------
this Agreement, Employee shall be entitled to (i) annual paid vacation leave in accordance with Employer's standard policy therefor, to be taken at such times as selected by Employee and approved by Employer, and (ii) the following paid holidays (or, at Employer's option, an equivalent number of paid days off): New Year's Day, Dr. Martin Luther King, Jr.'s Birthday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

          9.  LICENSING REQUIREMENTS.  (a)  Employer and Employee hereby
              ----------------------
covenant and agree that this Agreement may be subject to the approval of (i) the Illinois Gaming Board (the "IGB") pursuant to the provisions of the Illinois Riverboat Gambling Act, as amended (the "Illinois Gaming Act"), and the regulations promulgated thereunder, (ii) the Mississippi Gaming

Commission (the "MGC") pursuant to the provisions of the Mississippi Gaming Control Act, as amended (the "Mississippi Gaming Act"), and the regulations promulgated thereunder, (iii) the Louisiana Gaming Control Board (the "LGCB") pursuant to the provisions of the Louisiana Riverboat Economic Development and Gaming Control Act, as amended (the "Louisiana Gaming Act"), and the regulations promulgated thereunder, and/or (iv) any and all other applicable gaming authorities (the "Other Gaming Authorities") and any and all other applicable gaming statutes (the "Other Gaming Acts") and the regulations promulgated thereunder. If this Agreement is required by the Illinois Gaming Act, the Mississippi Gaming Act, the Louisiana Gaming Act and/or the Other Gaming Acts and the regulations promulgated thereunder to be approved by the IGB, the MGC, the LGCB and/or the Other Gaming Authorities, as applicable, but is not so approved by any such gaming regulatory authority, this Agreement shall immediately terminate and shall be null and void and of no further force or effect; provided, however, should this Agreement be required to be approved but is not so approved by the IGB, the MGC, the LGCB and/or the Other Gaming Authorities, Employer and Employee hereby covenant and agree that, with the exception of the provisions of Paragraph 8 of this Agreement, this Agreement shall be modified and amended so as to receive the appropriate approval from the IGB, the MGC, the LGCB and/or the Other Gaming Authorities.

         (b) Employer and Employee hereby covenant and agree that, in order for Employee to discharge the duties required under this Agreement, Employee shall hold any necessary and appropriate casino key employee license (the "License") in gaming jurisdictions in which Employer or Employer's Affiliates may now or hereafter maintain casino operations. In the event that any applicable gaming regulatory authority (the "Authority") objects to the renewal of

Employee's License or refuses to renew Employee's License, Employer, at Employer's sole cost and expense, shall promptly defend such action and shall take such reasonable steps as may be required to either remove the Authority's objections or secure the Authority's approval. Notwithstanding the foregoing, if the source of the Authority's objections or the Authority's refusal to renew Employee's License arise as a result of any of the events described in Paragraph 1(a) of this Agreement, Employer's obligations under this Paragraph 9 shall not be operative and Employee shall promptly reimburse Employer upon demand for any expenses incurred by Employer pursuant to this Paragraph 9.

         10.  CONFIDENTIALITY.  Employee hereby warrants, covenants and agrees
              ---------------
that, without the prior express written approval of Employer, Employee shall hold in the strictest confidence and shall not disclose to any person, firm, corporation or other entity, any and all of Employer's Confidential Information, including, but not limited to, (i) information, letters, photographs, graphs, samples, or computer software of a confidential nature; (ii) information or other documents concerning Employer's business, customers or suppliers; (iii) Employer's marketing methods, files and credit and collection techniques and files; or (iv) Employer's trade secrets, technical information, design, process, procedure, improvement and other "know-how" or information not of a public nature, regardless of how such information came into the custody of Employee. The warranty, covenant and agreement set forth in this Paragraph 10 shall not expire, shall survive this Agreement and shall be binding upon Employee without regard to the passage of time or other events.

         11.  RESTRICTIVE COVENANT.  Employee hereby covenants and agrees that,
              --------------------
during the Term of this Agreement or until December 31, 2004, if Employer terminates Employee pursuant to Paragraph 7(d) above and is continuing to make payments to Employee as provided therein, Employee shall not directly or indirectly, either as a principal, agent, employee, employer, consultant, partner, shareholder of a closely held corporation or shareholder in excess of five percent (5%) of a publicly traded corporation, corporate officer or director, or in any other individual or representative capacity, engage or otherwise participate in any manner or fashion in any business that is in competition in any manner whatsoever with the principal business activity of Employer or Employer's Affiliates, in or about any state in which Employer or Employer's Affiliates are licensed to conduct casino operations (the "Operating States"), including without limitation any waterways which are wholly within the Operating States, which are partly within the Operating States and partly without the Operating States, or which form a boundary between the Operating States and any other state or body public. Employee hereby further acknowledges and agrees that the restrictive covenant contained in this Paragraph 11 is reasonable as to duration, terms and geographical area and that the same protects the legitimate interests of Employer and Employer's Affiliates, imposes no undue hardship on Employee and is not injurious to the public. Notwithstanding anything express or implied herein to the contrary, the restrictive covenant contained in this Paragraph 11 shall not apply in the event of the termination of this Agreement due to a Change of Control.

         12.  BEST EVIDENCE.  This Agreement shall be executed in original and
              -------------
"Xerox" or photostatic copies and each copy bearing original signatures in ink shall be deemed an original.

         13.  SUCCESSION.  This Agreement shall be binding upon and inure to the
              ----------
benefit of Employer and Employee and their respective successors and assigns.

         14.  ASSIGNMENT.  Employee shall not assign this Agreement or delegate
              ----------
his duties hereunder without the express written prior consent of Employer thereto. Any purported assignment by Employee in violation of this Paragraph 14 shall be null and void and of no force or effect. Employer shall have the right to assign this Agreement freely; provided, however, that in the event of such an assignment by Employer and the assignee subsequently defaults under the terms of this Agreement, Employer shall remain liable for compliance with the terms of Paragraph 8 of this Agreement.

         15.  AMENDMENT OR MODIFICATION.  This Agreement may not be amended,
              -------------------------
modified, changed or altered except by a writing signed by both Employer and Employee.
         16.  GOVERNING LAW.  This Agreement shall be governed by and construed
              -------------
in accordance with the laws of the State of Texas in effect on the Effective Date of this Agreement.

         17.  NOTICES.  Any and all notices required under this Agreement shall
              -------
be in writing and shall either hand-delivered; mailed by certified mail, return receipt requested; or sent via telecopier addressed to:

         TO EMPLOYER:             Chairman of the Board
         -----------              Hollywood Casino Corporation
                                  Two Galleria Tower, Suite 2200
                                  13455 Noel Road, LB 48
                                  Dallas, Texas 75240

         WITH COPY TO:            General Counsel
         ------------             Hollywood Casino Corporation
                                  Two Galleria Tower, Suite 2200
                                  13455 Noel Road, LB 48
                                  Dallas, Texas 75240

         TO EMPLOYEE:             Edward T. Pratt III
         -----------              3307 Beverly Drive
                                  Dallas, Texas 75205

     All notices hand-delivered shall be deemed delivered as of the date actually delivered. All notices mailed shall be deemed delivered as of three
(3) business days after the date postmarked. All notices sent via telecopier shall be deemed delivered as of the next business day following the date of the confirmation of delivery. Any changes in any of the addresses listed herein shall be made by notice as provided in this Paragraph 17.

         18.  INTERPRETATION.  The preamble recitals to this Agreement are
              --------------
incorporated into and made a part of this Agreement. Titles of paragraphs are for convenience only and are not to be considered a part of this Agreement.

         19.  SEVERABILITY.  In the event any one or more provisions of this
              ------------
Agreement is declared judicially void or otherwise unenforceable, the remainder of this Agreement shall survive and such provision(s) shall be deemed modified or amended so as to fulfill the intent of the parties hereto.

         20.  DISPUTE RESOLUTION.  Except for equitable actions seeking to
              ------------------
enforce the provisions of Paragraphs 10 and 11 of this Agreement, jurisdiction and venue for which is hereby granted to Dallas County, Texas, any and all claims, disputes or controversies arising between the parties hereto regarding any of the terms of this Agreement or the breach thereof, on the written demand of either of the parties hereto, shall be submitted to and be determined by final and binding arbitration held in Dallas, Texas, in accordance with the Employment Dispute Resolution Rules of the American Arbitration Association. This Agreement to arbitrate shall be specifically enforceable in any court of competent jurisdiction.

         21.  WAIVER.  None of the terms of this Agreement, including this
              ------
Paragraph 21, or any term, right or remedy hereunder shall be deemed waived unless such waiver is in writing and signed by the party to be charged therewith and in no event by reason of any failure to assert or delay in asserting any such term, right or remedy or similar term, right or remedy hereunder.

         22.  PAROL.  This Agreement constitutes the entire agreement between
              -----
Employer and Employee with respect to the subject matter hereto and this Agreement supersedes any prior understandings, agreements or undertakings by and between Employer and Employee with respect to the subject matter hereof.

       IN WITNESS WHERE AND INTENDING TO BE LEGALLY BOUND THEREBY, the parties hereto have executed and delivered this Agreement as of the year and date first above written.
                              EMPLOYER:
                              --------



                              HOLLYWOOD CASINO CORPORATION, a
                              Delaware corporation


                              By: /s/ Jack E. Pratt
                                  --------------------------------------
                                  Name: Jack E. Pratt
                                  Title: Chairman of the Board
                                  & Chief Executive Officer

                              EMPLOYEE:
                              --------



                              /s/ Edward T. Pratt III
                              ------------------------------------------
                              EDWARD T. PRATT III